Regulatory Update

As previously reported in the
press, a number of private
lawsuits
have been filed including
purported class action and
derivative
lawsuits, making various
allegations and naming as
defendants
various persons, including certain
Scudder funds, the funds'
investment advisors and their
affiliates, certain individuals,
including in some cases fund
Trustees/Directors, officers, and
other parties.  Each Scudder
fund's investment advisor has
agreed
to indemnify the applicable
Scudder funds in connection with
these
lawsuits, or other lawsuits or
regulatory actions that may be
filed
making allegations similar to
these lawsuits regarding market
timing, revenue sharing, fund
valuation or other subjects
arising
from or related to the pending
inquiries.  Based on currently
available information, the funds'
investment advisors believe the
likelihood that the pending
lawsuits will have a material
adverse
financial impact on a Scudder fund
is remote and such actions are
not likely to materially affect
their ability to perform under
their
investment management agreements
with the Scudder funds.

The following purported class
action and derivative lawsuits
pertaining to market timing have
been filed:

There are 15 class and derivative
actions that have been
consolidated and transferred to a
Multidistrict Litigation in the
District of Maryland ("MDL")
(Multidistrict Litigation 1586-In
re
Mutual Funds Investment
Litigation).  The 11 Complaints
originally filed in the Southern
District of New York that were
transferred to the MDL were
virtually identical and each
asserted
claims against Deutsche Bank AG,
Deutsche Investment
Management Americas Inc. and
Deutsche Asset Management, Inc.
as well as approximately 85 Funds
in the Scudder family of funds
and John Doe defendants.  The
three cases that were originally
filed in the Eastern District of
New York and the one case
originally filed in the District
of Delaware are derivative actions
brought by purported shareholders
in many of the Scudder Funds.
These actions named Deutsche
Investment Management Americas
Inc., Deutsche Asset Management,
Inc., and John Doe defendants.
On September 29, 2004, two
consolidated amended complaints
one
a consolidated amended class
action complaint and the other a
consolidated amended fund
derivative complaint were filed.

On January 11, 2006 Plaintiffs
filed a Second Consolidated Class
Action
Complaint. The officer defendants
have been voluntarily dismissed
from the
class action pursuant to a tolling
agreement entered into with
Plaintiffs.
Deutsche Bank AG has been
dismissed from the derivative
action.

State Case:
State Case:
On September 16, 2003, a case was
commenced in the Circuit
Court for
Madison County, Illinois entitled
Potter v. Janus Investment Fund,
et al.
Defendants include, among others,
Deutsche Investment
Management Americas,
Inc. ("DIMA"), and Scudder
International Fund.  On October
23,
2003,
Defendants removed the case to the
United States District Court
for the
Northern District of Illinois. On
February 9, 2004 the District
Court
remanded the case back to state
court.  Defendants appealed this
decision.
On April 5, 2005 the Seventh
Circuit Court of Appeals reversed
the District
Court's decision and instructed
the District Court to undo the
remand order
and dismiss the complaint.  On May
27, 2005, the District Court, in
accord
with the Appellate Court's
mandate, dismissed the state law
claims
with
prejudice.  On September 29, 2005,
Plaintiffs filed a cert. petition
to the
Supreme Court.  On January 6,
2006, the Supreme Court granted
cert. to
address jurisdictional questions.
On June 15, 2006, the Supreme
Court
vacated the decision of the
Seventh Circuit and held that the
Court
of
Appeals did not have jurisdiction
to address District Court's
remand order. The case has been
remanded to state court where
Plaintiff's motion to reopen the
matter is pending.

The following purported class
action lawsuits pertaining to
revenue
sharing have been filed:

There are 3 class actions that
have been consolidated in the
Southern District of New York.  On
September 6, 2005, Walker v.
Deutsche Bank AG, et al., Mazza v.
Deutsche Bank AG, et al and
Icardo v. Deutsche Bank AG, et al,
were consolidated.  The
consolidated Complaint filed on
December 19, 2005 names
Deutsche Bank AG, certain
affiliated adviser entities, and
Scudder
Distributors Inc.

Motions to dismiss have been fully
briefed.



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10-25-06update